Exhibit 4.1




                     RYLAND MORTGAGE SECURITIES CORPORATION

                        MORTGAGE PARTICIPATION SECURITIES


                                 SERIES 1991-17





                                    AMENDMENT

                                       TO

                                TRUST AGREEMENTS

                                   Dated as of

                                  March 1, 1998

                                      among

                      FINANCIAL ASSET SECURITIZATION, INC.,
            formerly known as Ryland Mortgage Securities Corporation,
                                   Depositor,

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                     as assignee of Ryland Mortgage Company,
                                Master Servicer,
                                       and

                              THE BANK OF NEW YORK,
  as assignee of NationsBank of Virginia, N.A., successor to Sovran Bank, N.A.

                                    Trustee

                          AMENDMENT TO TRUST AGREEMENTS


         THIS AMENDMENT TO TRUST AGREEMENTS, dated as of March 1, 1998, is made by and among FINANCIAL ASSET SECURITIZATION, INC. (formerly known as Ryland Mortgage Securities Corporation), a Virginia corporation (the "Depositor"), as depositor, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as assignee of NationsBank of Virginia, N.A., successor to Sovran Bank, N.A., as trustee, under the Pooling Trust Agreement and the Issuing Trust Agreement, each dated as of October 1, 1991, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and Sovran Bank, N.A., relating to the Ryland Mortgage Securities Corporation Mortgage Participation Securities, Series 1991-17 (the "Trust Agreements"), which Trust Agreements incorporate by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, March 1991 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreements unless otherwise defined herein.


                                    RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the respective Trusts which are not covered by the Trust Agreements and which shall not be inconsistent with the provisions of the Trust Agreements; and

         WHEREAS, Section 11.01 of the Standard Terms also provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee with the consent of any of the Holders of Securities entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Holder of such Security, (B) adversely affect in any material respect the interests of the Holders of any Class of Securities in a manner other than as described in (A), without the consent of the Holders of Securities of such Class evidencing at least 66% of the Voting Rights of such Class, or (C) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Securities then outstanding; and

         WHEREAS, the consent of the Holders of Securities entitled to at least 66% of the Voting Rights has been obtained with respect to the amendment effected hereby; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreements as provided in this Amendment to Trust Agreements;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreements as follows:

                                    AGREEMENT

         1.  As it  applies  to the  Securities  issued  pursuant  to the  Trust
Agreements, Section 2.03 of the Standard Terms, as modified by the Trust Agreements, is further amended by adding the following new subsection (k):

                  (k) Purchase of Delinquent Mortgage Loans. The Holder of the entire Security Principal Balance of the Class B Securities (the "Class B Holder"), at its option, may purchase, on any date during a Prepayment Period, (i) any Mortgage Loan that is delinquent in payment by 90 days or more and that is in default or with respect to which default is reasonably foreseeable, or (ii) any Mortgage Loan with respect  to  which  there  has been  initiated  legal  action  or other proceedings for the foreclosure of the Mortgaged Premises either judicially or non-judicially. The Class B Holder shall purchase any such  Mortgage  Loan  with  its  own  funds  at a  price  equal  to its outstanding principal balance plus any accrued but unpaid interest thereon at its Note Rate through the Accounting Date preceding the Distribution Date. Promptly following any such purchase, the Class B Holder shall furnish a written report to the Rating Agencies indicating the number and aggregate unpaid principal balance of all Mortgage Loans repurchased pursuant to this Section 2.03(k) (collectively, the "Purchased Loans"). In addition, the Class B Holder shall furnish, or cause to be furnished, to the Rating Agencies rating the Securities on a monthly basis a written report indicating (i) the aggregate principal balances of the Purchased Loans, (ii) as to each Purchased Loan, whether it is 30 days, 60 days, 90 days or more delinquent, in foreclosure or converted to REO property, (iii) all losses on account of the Purchased Loans, as of the current reporting period and on a cumulative basis since the date of purchase of the Purchased Loans.

         2. This Amendment to Trust Agreements may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         3. This Amendment to Trust Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee have caused this Amendment to Trust Agreements to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the date first written above.

                                            FINANCIAL ASSET
                                            SECURITIZATION, INC.,
                                            formerly known as Ryland
                                            Mortgage Securities Corporation,
                                            as Depositor


By:

Name:

Title:


                                            NORWEST BANK
                                            MINNESOTA, NATIONAL
                                            ASSOCIATION,
                                            assignee of Ryland Mortgage
                                            Company, as Master Servicer


By:

Name:

Title:


         THE BANK OF NEW YORK, assignee of NationsBank of Virginia, N.A., successor to Sovran Bank, N.A., not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreements for Ryland Mortgage Securities Corporation, Series 1991-17


By:

Name:

Title:

         By  its  execution  hereof,  the  undersigned,   being  the  Holder  of
Securities entitled to at least 66% of the Voting Rights, hereby consents to the terms hereof as of the date first written above.

DYNEX CAPITAL, INC.

By:

Name:

Title:

COMMONWEALTH OF VIRGINIA                                      )
                                                              )          ss.
CITY OF RICHMOND                                              )


     The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this ____ day of March, 1998, by , of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.




------------------------------------------
Notary Public

My Commission expires:






STATE OF MARYLAND                                             )
                                                              )          ss.
CITY OF COLUMBIA                                              )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this ____ day of March, 1998, by __________________________,
__________________ of Norwest Bank Minnesota, National Association, a national banking association, on behalf of the association.



------------------------------------------
Notary Public

My Commission expires:

STATE OF NEW YORK                                             )
                                                              )          ss.
CITY OF NEW YORK                                              )


         The foregoing instrument was acknowledged before me in the City of New York, New York this ___ day of March, 1998, by _____________________________, as
_______________________ of The Bank of New York, a New York banking corporation, on behalf of the association.




------------------------------------------
Notary Public

My Commission expires:




COMMONWEALTH OF VIRGINIA                                      )
                                                              )          ss.
COUNTY OF HENRICO                                             )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this ____ day of March, 1998, by Lisa R. Cooke, as Vice
President of Dynex Capital, Inc., a Virginia corporation, on behalf of the corporation.




------------------------------------------
Notary Public

My Commission expires:








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